Exhibit 2.1

AGREEMENT AND PLAN OF SHARE EXCHANGE OF SHARES OF

PROFITS DREAMS DEVELOPMENT LTD.,

a company organized under the laws of the British Virgin Islands by and among

WT HOLDINGS CORPORATION,

a Delaware corporation,

on the one hand

and

PROFITS DREAMS DEVELOPMENT LTD.

and its

SHAREHOLDERS

and the

FOREVER RISE HOLDING LIMITED,

a company organized under the laws of the British Virgin Islands

(the holding company of Horizon Corporation Limited)

and its

SHAREHOLDERS

on the other hand

Dated as of June 22, 2006

AGREEMENT AND PLAN OF SHARE EXCHANGE

This AGREEMENT AND PLAN OF SHARE EXCHANGE (this “Agreement”) is made and entered into as of June 22, 2006, by and among WT Holdings Corporation, a Delaware corporation (“WT”), on the one hand, and Profits Dreams Development Limited, a company organized under the laws of the British Virgin Islands, its shareholders (Horizon Corporation Limited, a company organized under the laws of Hong Kong (“Horizon”), Ricky Tsoi, and Alex Yue), and Forever Rise Holding Limited, a company organized under the laws of the British Virgin Islands (“FRHL”) and the shareholders of FRHL listed on Schedule I hereto (the “FRHL Shareholders”), on the other hand, and is made with reference to the following:

RECITALS

A. As of the date of this Agreement, Horizon, Ricky Tsoi and Alex Yue (the “PDD Shareholders”) collectively own 100% of the issued and outstanding shares of Profits Dreams Development Limited, a corporation organized under the laws of the British Virgin Islands (“PDD”).

B. This Agreement provides for (i) the acquisition by WT of all of the issued and outstanding shares of capital stock of PDD, consisting of a total of 1,000 ordinary shares (collectively, the “PDD Shares”), such that PDD shall become a wholly owned subsidiary of WT; and in exchange therefor (ii) the issuance by WT at the Closing of an aggregate of 68,699,565 shares of restricted Common Stock of WT (collectively, the “WT Shares”) to FRHL, which shall constitute 70% of the issued and outstanding common stock of WT Holdings immediately after closing of the transaction.

C. The boards of directors and shareholders of PDD, Horizon and FRHL, and the board of directors of WT have determined, subject to the terms and conditions set forth in this Agreement, that the transactions contemplated hereby are desirable and in the best interests of the parties hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.1 Share Exchange; Delivery of PDD Shares. At the Closing, the PDD Shareholders shall deliver to WT, certificates or other documents evidencing the full legal and beneficial interest in and title to the PDD Shares, duly endorsed in blank, together with duly executed stock transfer forms transferring the PDD Shares such that PDD shall become a wholly-owned subsidiary of WT as of the Closing.

SHARE EXCHANGE AGREEMENT

Section 1.2 Issuance of WT Securities.

(a) In exchange for the PDD Shares, at the Closing, WT shall issue an aggregate of 68,699,565 shares of WT Common Stock to FRHL. Such shares shall be restricted in accordance with the Securities Act of 1933, as amended. WT shall instruct its transfer agent to deliver certificates representing the WT Shares (“Escrow Shares”) to Richardson & Patel LLP (the “Escrow Agent”) at the Closing in accordance with the terms and conditions of an Escrow Agreement in the form attached hereto as Exhibit A (the “Escrow Agreement”). At the Closing, each of the PDD Shareholders shall deliver to the Escrow Agent a duly executed stock power in transferable form in the form attached hereto as Exhibit B, with signature medallion guaranteed or accompanied by an apostille, to accompany certificate representing the PDD Shares held by such shareholder.

(b) An aggregate of 68,699,565 shares of common stock outstanding and held by certain stockholders of WT prior to the Closing shall be cancelled, as provided in Section 6.1 of this Agreement such that WT shall have a total of 98,142,476 shares of common stock issued and outstanding at the time of the Closing.

Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. Pacific Time at the offices of Richardson & Patel LLP at 10900 Wilshire Blvd, Suite 500, Los Angeles, California on the date of this Agreement, or on such other date as may be mutually agreed upon by the parties (the “Closing Date”).

Section 1.4 Release of Escrow Shares. Subject to the terms and conditions of the Escrow Agreement, all the Escrow Shares shall be released to FRHL, free and clear of all encumbrances.

Section 1.5 Voting Rights in Respect of Escrow Shares. The recipients of the Escrow Shares shall not be entitled to exercise any of the voting rights in respect of the Escrow Shares until after (i) the Closing, and (ii) the unconditionally release and transfer by the Escrow Agent of the Escrow Shares in accordance with the terms of this Agreement and the Escrow Agreement.

Section 1.6 Rights in Respect of PDD Shares. PDD, the PDD Shareholders, FRHL, and the FRHL Shareholders each hereby waive any and all rights of preemption with respect to the transfer of the PDD Shares to WT at Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF WT HOLDINGS

As an inducement to and to obtain the reliance of Horizon, WT represents and warrants as follows:

Section 2.1 Organization. WT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized to enter into this Agreement.

Section 2.2 Capitalization. As of the Closing Date, the authorized capitalization of WT shall consist of (i) 200,000,000 shares of Common Stock, par value $0.0001 per share (“WT Common Stock”), of which 98,142,476 shares shall be issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, none of which shall be issued and outstanding. If and when issued in accordance with the terms and conditions of this Agreement and the Escrow Agreement, the WT Shares, will be validly issued, fully paid and non-assessable.

SHARE EXCHANGE AGREEMENT

Section 2.3 Authority. WT has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of WT and no other corporate or other proceedings on the part of WT are necessary to authorize this Agreement or the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF HORIZON AND THE SHAREHOLDERS

As an inducement to, and to obtain the reliance of WT, each of the PDD Shareholders, each of the FRHL Shareholders, PDD and FRHL represent and warrant, jointly and severally, as follows:

Section 3.1 Organization.

(a) Horizon is duly organized, validly existing and in good standing under the laws of Hong Kong. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of any agreement, instrument or order of any court or other government agency to which Horizon or Horizon’s assets are bound.

(b) PDD is duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has the corporate power and is duly authorized and qualified under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in any jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Schedule 3.1 sets forth complete and correct copies of the Certificate of Incorporation, Memorandum and Articles of Association and Business Registration Certificate of PDD as in effect on the date hereof. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of any agreement, instrument or order of any court or other government agency to which any PDD Shareholder or such PDD Shareholder’s assets are bound.

(c) FRHL is duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has the corporate power and is duly authorized and qualified under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in any jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

Section 3.2 Capitalization. The authorized share capital of PDD is USD $50,000, and the issued share capital is USD $1,000. Of the 1,000 ordinary shares of PDD that are issued and outstanding, (i) Horizon holds 998 ordinary shares, (ii) Ricky Tsoi holds one ordinary share, and (iii) Alex Yue holds one ordinary share, and except for the foregoing, no other shares or rights to acquire PDD shares have been issued or granted to any party by the PDD Shareholders. Each of the PDD Shareholders has the

SHARE EXCHANGE AGREEMENT

unqualified right to transfer and dispose of the PDD Shares held by them, free and clear of any liens, charges or encumbrances of any kind. All of the issued and outstanding shares of capital stock of PDD are held of record by the PDD Shareholders are validly issued, fully paid and non-assessable, and are not issued and have not been transferred in violation of the preemptive or other rights of any person. There are no stockholder agreements, voting agreements or other similar agreements with respect to the capital stock of PDD to which PDD or any of its shareholders are a party.

Section 3.3 Options and Warrants. Except as set forth on Schedule 3.2 hereof, there are no outstanding options, warrants, calls, convertible securities, or rights of any kind to acquire any securities of PDD.

Section 3.4 Subsidiaries and Investments. Except as set forth on Schedule 3.4 hereof, PDD does not own, directly or indirectly, any capital stock or have any interest in any corporation, partnership or other form of business organization. PDD owns 100% of the issued and outstanding capital stock of its subsidiaries set forth on Schedule 3.4. There are no outstanding commitments or rights held by third parties to purchase or acquire securities of such subsidiaries.

Section 3.5 Title and Related Matters. PDD has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal, tangible and intangible, free and clear of all liens, pledges, charges or encumbrances.

Section 3.6 No Conflict With Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any term or provision of, or constitute an event of default under, or cause the acceleration of any of PDD or any of its subsidiaries’ obligations under, any contract to which PDD, Horizon, or FRHL is a party.

Section 3.7 Authority. Each of the PDD Shareholders, each of the FRHL Shareholders, PDD and FRHL, have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the shareholders and the boards of directors of PDD, Horizon, and FRHL, and no other corporate or other proceedings on the part of PDD, Horizon, FRHL or its respective shareholders are necessary to authorize this Agreement and the transactions contemplated hereby.

Section 3.8 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Act” shall mean the U.S. Securities Act of 1933, as amended.

“Regulation S” shall mean Regulation S promulgated under the Act (as defined herein).

“United States” shall mean and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Person” (as defined in Regulation S) shall mean: (i) a natural person residing in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any

SHARE EXCHANGE AGREEMENT

nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, owned, by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

“Non-U.S. Person” shall mean any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2) of Regulation S.

“Restricted Period” shall mean a period of one year commencing on the Closing date.

Section 3.9 Non-U.S. Person Securities Law Compliance. Each person receiving record or beneficial ownership of WT Shares hereunder, who is a Non-U.S. Person, hereby represents and warrants as follows:

(a) Purchase for Own Account. FRHL represents that it is acquiring record ownership, and each FRHL Shareholder represents that it is acquiring beneficial ownership, of the WT Shares (the “Securities”) solely for investment for such person’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such party has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by FRHL (or FRHL Shareholder) of any of the Securities shall constitute confirmation of the representation by FRHL that FRHL or such FRHL Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(b) Disclosure of Information. Each of FRHL and each FRHL Shareholder has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. FRHL and each FRHL Shareholder further represents that it has had an opportunity to ask questions and receive answers from WT regarding the terms and conditions of the offering of the Securities and the business, prospects and financial condition of WT.

(c) Investment Experience. Each of FRHL and each FRHL Shareholder represents that it is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, FRHL and each FRHL Shareholder also represents it has not been organized for the purpose of acquiring the Securities. FRHL and each FRHL Shareholder is aware of the risk involved in its investment in the WT Shares and has determined that such investment is suitable for FRHL and each FRHL Shareholder in light of its financial circumstances and available investment opportunities.

(d) Non-U.S. Person. Each of FRHL and each FRHL Shareholder (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is a Non-U.S. Person and is not acquiring the Securities for the account or benefit of any U.S. Person; and (iii) at the time of the Closing, FRHL and each FRHL Shareholder or persons acting on FRHL or such FRHL Shareholder’s behalf in connection therewith will be located outside the United States.

SHARE EXCHANGE AGREEMENT

(e) No Registration; Regulation S. FRHL and each FRHL Shareholder has been advised and acknowledges: (i) that the Securities have not been, and when issued, will not be registered under the Act, the securities laws of any state of the United States or the securities laws of any other country; (ii) that in issuing and selling the Securities to FRHL or the FRHL Shareholder pursuant hereto, WT is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Act; (iii) that it is a condition to the availability of the Regulation S safe harbor that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one year following the Closing Date; (iv) that, notwithstanding the foregoing, during the Restricted Period the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (B) the offer and sale is outside the United States and to a Non-U.S. Person.

(f) No Directed Selling. FRHL and each FRHL Shareholder has not engaged, nor is it aware that any party has engaged, and FRHL and each FRHL Shareholder will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

(g) Offshore Transaction. At the time of offering to FRHL or the FRHL Shareholder and communication of FRHL or the FRHL Shareholder’s order to acquire the Securities and at the time of FRHL or the FRHL Shareholder’s execution of this Agreement, FRHL or the FRHL Shareholder or persons acting on FRHL or such FRHL Shareholder’s behalf in connection therewith were located outside the United States.

(h) Not a Distributor. FRHL or the FRHL Shareholder is not a “distributor” as such term is defined in Regulation S, and neither FRHL nor any of the FRHL Shareholders is a “dealer” as such term is defined in the Act.

(i) Compliance with Non-U.S. Laws. Each of FRHL and the FRHL Shareholder hereby represents that FRHL and the FRHL Shareholders have satisfied to the full observance of the laws of FRHL and the FRHL Shareholder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements of FRHL and the FRHL Shareholder’s jurisdiction for the purchase and acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such purchase and acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. FRHL and the FRHL Shareholder’s subscription, purchase, acquisition and payment for, and FRHL or the FRHL Shareholder’s continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of FRHL’s or the FRHL Shareholder’s jurisdiction.

Section 3.10 U.S. Person Securities Law Compliance. Each person receiving record or beneficial ownership of WT Shares hereunder, who is a U.S. Person hereby represents and warrants as follows:

(a) Such shareholder understands and agrees that the WT Shares have not been registered under the Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Act, or upon satisfaction of the registration and prospectus delivery requirements of the Act. Such shareholder acknowledges that it must bear the economic risk of its

SHARE EXCHANGE AGREEMENT

investment in the WT Shares for an indefinite period of time since they have not been registered under the Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

(b) Such shareholder is an “accredited investor” within the meaning of Rule 501 of the Commission under the Act, an excerpt of which is attached hereto as Exhibit C.

(c) Such shareholder is acquiring the WT Shares for investment purposes only and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Act.

(d) Such shareholder knows of no public solicitation or advertisement of an offer in connection with the issuance of the WT Shares.

(e) Such shareholder has carefully reviewed this Agreement and has had, during the course of the transaction and prior to the Closing, the opportunity to ask questions of and receive answers from the representatives of WT concerning the terms and conditions of the plan of share exchange and to obtain additional information (to the extent the WT possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Such shareholder has received all information that it has requested regarding WT and believes that such information is sufficient to make an informed decision with respect to the transactions under this Agreement.

(f) Such shareholder is able to bear the economic risk of its investment in the WT Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of, and protecting its interests with respect to, its investment in the WT Shares. Such shareholder is aware of the risk involved in its investment in the WT Shares and has determined that such investment is suitable for such shareholder in light of its financial circumstances and available investment opportunities.

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS OF WT HOLDINGS

The obligations of WT under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

Section 4.1 Shareholder and Director Approval. The board of directors of FRHL, Horizon, PDD, and the FRHL Shareholders, shall have duly approved this Agreement and the transactions contemplated hereby.

Section 4.2 Escrow Agreement. The PDD Shareholders and the Escrow Agent shall have duly executed the Escrow Agreement and delivered to WT an executed stock power for the PDD Shares.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS

The obligations of the PDD Shareholders under this Agreement are subject to the satisfaction, at or before the Closing (unless otherwise indicated herein), of the following conditions:

Section 5.1 Director Approval. The board of directors of WT shall have approved this Agreement and the transactions contemplated hereby.

SHARE EXCHANGE AGREEMENT

Section 5.2 Escrow Agreement. WT and the Escrow Agent shall have duly executed the Escrow Agreement.

ARTICLE VI

COVENANTS

Section 6.1 Cancellation of Other Shares of WT Holdings. WT shall take all necessary steps to cause an aggregate of 68,699,565 shares of common stock of WT, held by other shareholders of WT, to be cancelled on the date of Closing such that WT shall have a total of 98,142,476 shares of common stock issued and outstanding at the time of the Closing.

Section 6.2 Resignation and Appointment of Officers and Directors. WT shall undertake all reasonable and necessary actions to procure the resignation of Mr. Ke Huang as an officer and director of WT Holdings, and the appointment of five (5) directors to be designated by FRHL, to the Board of Directors of WT, promptly following the Closing.

Section 6.3 Additional Covenants. Each of the PDD Shareholders, each of the FRHL Shareholders, and FRHL hereby further agree with the WT as follows:

(a) Prior to any proposed transfer (“Transfer”) of any WT Shares by FRHL or its assignees (any such party, a “Transferor”), unless there is in effect a registration statement under the Act covering the proposed transfer, the Transferor shall give written notice to the WT of its intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail and shall be accompanied at such Transferor’s expense by either (A) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to WT addressed to WT, to the effect that the proposed Transfer of the WT Shares may be effected without registration under the Act, or (B) a “no action” letter from the U.S. Securities and Exchange Commission (the “Commission”) to the effect that the Transfer of such WT Shares without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such WT Shares shall be entitled to transfer such WT Shares in accordance with the terms of the notice delivered by the holder to WT.

(b) The certificates evidencing the WT Shares it has agreed to acquire, and each certificate issued in transfer thereof, will bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND, EXCEPT AS STATED IN AN AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE, OR ITS PREDECESSOR IN INTEREST, AND THE ISSUER CORPORATION, SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER CORPORATION RECEIVES AN OPINION, IN FORM AND CONTENT REASONABLY SATISFACTORY TO THE ISSUER CORPORATION, OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER CORPORATION (WHICH MAY BE COUNSEL FOR THE ISSUER CORPORATION) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

SHARE EXCHANGE AGREEMENT

(c) The certificates representing the WT Shares, and each certificate issued in transfer thereof, will also bear any legend required under any applicable U.S. federal or state securities law.

Section 6.4 Covenants of PDD. PDD shall undertake all reasonable actions necessary on the part of PDD to effectuate the transactions contemplated under this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Brokers and Finders. Each party hereto hereby represents and warrants that such party is under no obligation, express or implied, to pay any commission, brokerage or finder’s fees in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. Each of the parties agree to indemnify the other parties hereto against any claim by any third person for any commission, brokerage or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2 Governing Law; Arbitration. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, USA. Any controversy, dispute or claim of any nature whatsoever arising out of, in connection with or in relation to this Agreement will be resolved by final binding arbitration in accordance with the American Arbitration Association (International) Rules by a retired judge at Judicial Arbitration and Mediation Service (JAMS) in Los Angeles, California and all parties hereto consent to such jurisdiction for such arbitration and enforcement of any awards by JAMS.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be deemed duly and sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to WT:

WT Holdings Corporation

Room 402-404, 4/F, Allied Kajima Building

138 Gloucester Road

Wanchai, Hong Kong

Attn: Chief Executive Officer

Fax: 852-2527-0111

with a copies to:

Richardson & Patel LLP

10900 Wilshire Blvd., Suite 500

Los Angeles, California 90024

Attention: Kevin Leung, Esq.

Fax: +1 310-208-1154

SHARE EXCHANGE AGREEMENT

If to PDD, the PDD Shareholders or the FRHL Shareholders:

c/o Horizon Corporation Limited

Room 402-404, 4/F, Allied Kajima Building

138 Gloucester Road

Wanchai, Hong Kong

Attn: Chief Executive Officer

Fax: 852-2527-0111

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or faxed.

Section 7.4 Attorneys’ Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5 Entire Agreement. This Agreement, with all exhibits, schedules and attachments hereto and thereto, represents the entire agreement between the parties relating to the subject matter hereof. This Agreement, with all exhibits, schedules and attachments hereto and thereto, alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.6 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein until the expiration of the applicable statute of limitations.

Section 7.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

Section 7.8 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.9 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

Section 7.10 Expenses. Each party hereto shall bear all of its/his respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions contemplated hereby and the preparation hereof.

SHARE EXCHANGE AGREEMENT

Section 7.11 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.12 Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other parties.

Section 7.13 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.14 Construction. The language of this Agreement shall not be construed for or against any party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.15 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered the terms of this Agreement; (b) has been or has had the opportunity to be fully advised by legal counsel of the effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 7.16 Conflict of Terminology. References herein to any U.S. legal or generally accepted accounting terms for any action, remedy, method or judicial proceeding, legal or accounting document, legal or accounting status, court governmental or administrative authority or agency, accounting body, official or any legal or accounting concept practice or principle or thing shall in respect of any jurisdiction other than the U.S. be deemed to include what most approximates in that jurisdiction to the U.S. legal or accounting term concerned.

Section 7.17 Facsimile Signatures. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[Remainder of Page Left Blank Intentionally]

SHARE EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Share Exchange to be duly executed as of the date first above written.

“WT”	WT HOLDINGS CORPORATION a Delaware corporation

	By:	/s/ Ke Huang
	Name:	Ke Huang
	Its:	Chief Executive Officer

“PDD SHAREHOLDERS”	HORIZON CORPORATION LIMITED a Hong Kong company

	By:	/s/ Ricky Tsoi
	Name:	Ricky Tsoi
	Its:	Authorized Representative

/s/ Ricky Tsoi
Ricky Tsoi (a PDD Shareholder)

/s/ Alex Yue
Alex Yue (a PDD Shareholder)

“FRHL SHAREHOLDERS”

/s/ Ricky Tsoi
Ricky Tsoi (a FRHL Shareholder)

/s/ Alex Yue
Alex Yue (a FRHL Shareholder)

LTT Technologies Limited

	By:	/s/ Chau Fat Yau
	Name:	Chau Fat Yau
	Its:	Authorized Representative

SHARE EXCHANGE AGREEMENT

Signatures, continued:

“PDD”	PROFITS DREAMS DEVELOPMENT LIMITED a British Virgin Islands company

	By:	/s/ Ricky Tsoi
	Name:	Ricky Tsoi
	Its:	Director

“FRHL”	FOREVER RISE HOLDINGS LIMITED A British Virgin Islands company

	By:	/s/ Ricky Tsoi
	Name:	Ricky Tsoi
	Its:	Director

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SCHEDULE I

FRHL SHAREHOLDERS

Ricky Kee Kwong Tsoi

Alex Chun Shan Yue

LTT Technologies Limited

SCHEDULE 3.4

SUBSIDIARIES OF HORIZON

Allied Fine Development Limited, a corporation organized and existing under the laws of Hong Kong.

Max Surplus International Development Ltd., a corporation organized and existing under the laws of Hong Kong.

Manigood International Industrial Ltd., a corporation organized and existing under the laws of Hong Kong.

Raffle Limited, a corporation organized and existing under the laws of Hong Kong.

Sure Profits Trading Limited, a corporation organized and existing under the laws of Hong Kong.

EXHIBIT C

“ACCREDITED INVESTOR” DEFINITION

The Securities are being offered for sale pursuant to Rule 506 of Regulation D of the Act to an unlimited number of persons who meet the definition of “accredited investors” under Regulation D. An “accredited investor” under Regulation D includes any person who we reasonably believe comes within any of the following categories:

1.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

2.	any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1.0 million U.S. dollars;

3.	any natural person who had an income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

4.	any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act;

5.	a corporation, partnership, limited liability company, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

6.	an employee benefit plan (a) if the investment decision is made by a plan fiduciary, which is a bank, an insurance company, a savings and loan association, or a registered investment advisor, (b) which has assets in excess of $5,000,000, or (b) which is a self-directed plan (such as a self-directed IRA, Keogh, or SEP plan) with investment decisions made solely by persons that are accredited investors;

7.	any bank or any savings and loan association whether acting in its individual or fiduciary capacity; any registered broker or dealer; any insurance company; any registered investment company; and business development company; and SBIC; and any government employee benefit plan with total assets in excess of $5,000,000; or

8.	any entity in which all of the equity owners are accredited investors.

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